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                                                                   EXHIBIT 23.4

                 CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

  Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Edge Petroleum Corporation, a Delaware corporation (the "Company"), of the use of my name and any references to me as a person nominated to become a director of the Company appearing in the Prospectus constituting a part of the Company's Registration Statement on Form S-1 which has been filed with the Securities and Exchange Commission pursuant to the Act.

  Dated: February 25, 1997

                                          /s/ ROBERT SHOWER
                                          Robert Shower